EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 8, 1997 (except for Note 7 as to which the date is October 15, 1997), January 9, 1997, and February 17, 1998, in Post-Effective Amendment No. 3 to the Registration Statement (Form S-11 No. 333-13511) and related prospectus of Charthouse Suites Vacation Ownership, Inc. for the Registration of 150 ownership interests.

               VIRCHOW, KRAUSE & COMPANY, LLP




Waukesha, Wisconsin
December 14, 1998